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                                                                     EXHIBIT 4.3

                                 TRUST AGREEMENT
                                       OF
                          NATIONAL CITY CAPITAL TRUST I

                  TRUST AGREEMENT ("Declaration") dated and effective as of May 29, 1997 by the Delaware Trustee (as defined herein), the Sponsor (as defined herein), the Administrative Trustee (as defined herein), and by the holders from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

                  WHEREAS, the Delaware Trustee, the Administrative Trustee and the Sponsor desire to establish National City Capital Trust I (the "Trust") pursuant to the Delaware Business Trust Act for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debentures Issuer;

                  NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust.

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.  DEFINITIONS.

                  Unless the context otherwise requires:

                  (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) a term defined anywhere in this Declaration has the same meaning throughout;

                  (c) all references to "the Declaration" or "this Declaration" are to this Trust Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified; and

                  (e) a reference to the singular includes the plural and vice versa.

                  "ADMINISTRATIVE TRUSTEE" means Thomas A. Richlovsky, solely in such Person's capacity as an Administrative Trustee of the Trust created hereunder and not in such Person's individual

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capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor or additional Administrative Trustee appointed as herein provided.

                  "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                  "CAPITAL SECURITY" means a security representing an undivided beneficial interest in the assets of the Trust having such rights and with such terms as may be set out in this Declaration or in any amendment or restatement hereof.

                  "CAPITAL SECURITY HOLDERS" means the persons acquiring Capital Securities and holding the same, from time to time.

                  "CERTIFICATE OF TRUST" shall mean the certificate of trust to be filed pursuant to Section 3810 of the Delaware Business Trust Act.

                  "COMMISSION" means the Securities and Exchange
Commission.

                  "COMMON SECURITY" means a security representing an undivided beneficial interest in the assets of the Trust having such rights and with such terms as may be set out in this Declaration or in any amendment or restatement hereof.

                  "COMMON SECURITY HOLDER" means the Parent, as the owner of the Common Securities.

                  "COMPANY INDEMNIFIED PERSON" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any employee or agent of the Trust or its Affiliates.

                  "COVERED PERSON" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates and (b) any holder of Securities.

                  "DEBENTURE ISSUER" means the Parent in its capacity as the issuer of the Debentures under the Indenture.

                  "DEBENTURES" means the series of Debentures to be issued by the Debenture Issuer and acquired by the Trust.

                  "DEBENTURE TRUSTEE" means The Bank of New York, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                  "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE Section 3801 ET SEQ., as it may be amended from time to time, or any successor legislation.

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                  "DELAWARE TRUSTEE" has the meaning set forth in
Section 3.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time or any successor legislation.

                  "FIDUCIARY INDEMNIFIED PERSON" means (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates.

                  "INDEMNIFIED PERSON" means a Company Indemnified Person or a Fiduciary Indemnified Person.

                  "INDENTURE" means the indenture to be entered into between the Parent and the Debenture Trustee and any indenture supplemental thereto pursuant to which the Debentures are to be issued or governed.

                  "OFFERING CIRCULAR" has the meaning set forth in
Section 2.6(b)(i).

                  "PARENT" means National City Corporation, a Delaware corporation or any successor entity in a merger, consolidation or similar reorganization .

                  "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "PORTAL" has the meaning set forth in Section
2.6(b)(iii).

                  "PROPERTY TRUSTEE" has the meaning set forth in
Section 3.4

                  "PURCHASE AGREEMENT" means the Purchase Agreement by and among the Parent, the Trust, and UBS Securities, as representative of the Initial Purchaser (as defined therein).

                  "SECURITIES" means the Common Securities and the Capital Securities.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

                  "SPONSOR" means the Parent in its capacity as sponsor of

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the Trust.

                  "TRUSTEE" or "TRUSTEES" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1       NAME.

                  The Trust created by this Declaration is named "National City Capital Trust 1." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustee (or the Administrative Trustees, of there be more than one).

SECTION 2.2       OFFICE.

                   The address of the principal office of the Trust is c/o National City Corporation, 1900 East 9th Street, Cleveland, OH 44114-3484. At any time, the Administrative Trustee (or the Administrative Trustees, if there be more than one) may designate another principal office of the Trust.

SECTION 2.3       PURPOSE.

                  The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, (b) to distribute the Trust's income as provided in this Declaration or any amendment or restatement hereof and (c) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 2.4       DECLARATION AND AUTHORITY.

                 (a) The Administrative Trustee declares that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of

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         the Trust issued hereunder, subject to the provisions of this
         Declaration. The Sponsor hereby contributes the sum of $10 to be held by the Administrative Trustee hereunder and to which all other assets of the Trust, from time to time, shall be added.

                  (b) Subject to the limitations provided in this Declaration, the Administrative Trustee (or the Administrative Trustees, if there be more than one) shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by any Administrative Trustee in accordance with its powers shall constitute the act of, and serve to bind, the Trust. In dealing with any Administrative Trustee acting on behalf of the Trust, no person shall be required to inquire into the authority of such Administrative Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of any Administrative Trustee as set forth in this Declaration.

SECTION 2.5       TITLE TO PROPERTY OF THE TRUST.

                  Legal title to all assets of the Trust shall be vested in the Trust.

SECTION 2.6       POWERS OF THE ADMINISTRATIVE TRUSTEE.

                  The Administrative Trustee (or the Administrative Trustees, if there be more than one) shall have the exclusive power and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; PROVIDED, HOWEVER, that the Trust may issue no more than one initial series of Capital Securities that may or may not be exchangeable upon certain conditions into one other series of Capital Securities and no more than one series of Common Securities, and, PROVIDED, FURTHER, that there shall be no interests in the Trust other than the Securities and the issuance of the Securities shall be limited to the simultaneous issuance of both Capital and Common Securities on the date the Capital Securities are initially sold and any other date Capital Securities and Common Securities are sold pursuant to any over-allotment or exchange option granted by the Trust under the Purchase Agreement;

                  (b) in connection with the issuance and sale of the Capital Securities, at the direction of the Sponsor, to:

                           (i) permit the use of an offering circular (the "Offering Circular") in preliminary and final form

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                  prepared by the Sponsor, in relation to the offering
                  and sale of Capital Securities (x) to qualified institutional buyers in reliance on Rule 144A under the Securities Act (y) to institutional accredited investors as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act, and (z) outside the United States to Non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act, and to execute and file with the Commission, at such time as determined by the Sponsor, a registration statement filed on Form S-3 or Form S-4 prepared by the Sponsor, including any amendments thereto in relation to the Capital Securities;

                           (ii) execute and file any documents prepared by the
                  Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                           (iii) execute and file an application, prepared by
                  the Sponsor, to the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and, at such time as determined by the Sponsor to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities:

                           (iv) execute and enter into the Purchase Agreement
                  and pricing agreement providing for the sale of the Capital Securities; and

                           (v) make any qualifications and take any acts required under the Trust Indenture Act of 1939;

                  (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

                  (d) to incur expenses which are necessary or incidental to carry out any of the purposes of this Declaration; and

                  (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

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SECTION 2.7       FILING OF CERTIFICATE OF TRUST.

                  On the date of execution of this Declaration, the Delaware Trustee and the Administrative Trustee shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

SECTION 2.8       DURATION OF TRUST.

                  The Trust, absent termination pursuant to the provisions of
Section 5.2, shall have existence for forty (40) years from the date hereof.

SECTION 2.9       RESPONSIBILITIES OF THE SPONSOR.

                  In connection with the issuance and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

                  (a) to prepare for filing by the Administrative Trustee on behalf of the Trust with the Commission a registration statement on Form S-3 or Form S-4 in relation to the Capital Securities, including any amendments thereto;

                  (b) to determine the States in which to take appropriate action to qualify or register for sale of all or part of the Capital Securities or the Common Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

                  (c) to prepare for filing by the Trust an application to PORTAL for listing upon notice of issuance of any Capital Securities;

                  (d) to negotiate the terms of the Purchase Agreement providing for the sale of the Capital Securities; and

                  (e) to prepare an offering circular in preliminary and final form in relation to the offering and sale of Capital Securities as described in Section 2.6(b)(i) hereof.

SECTION 2.10      DECLARATION BINDING ON SECURITIES HOLDERS.

                  Every Person by virtue of having become a holder of a Security or any interest therein in accordance with the terms of

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this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

                                  ARTICLE III
                                    TRUSTEES

SECTION 3.1       TRUSTEES.

                  The number of Trustees initially shall be two (2), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; PROVIDED, HOWEVER, that the number of Trustees shall in no event be less than two (2); PROVIDED, FURTHER, that one (1) Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee").

SECTION 3.2       ADMINISTRATIVE TRUSTEE.

                  The initial Administrative Trustee shall be:

                              Thomas A. Richlovsky

                  (a) Except as expressly set forth in this Declaration, if there is more than one Administrative Trustee, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

                  (b) Unless otherwise determined by the Administrative Trustee (or the Administrative Trustees, if there be more than one), and except as otherwise required by the Delaware Business Trust Act, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustee (or the Administrative Trustees, if there be more than one) has the power and authority to cause the Trust to execute pursuant to Section 2.6; and

                  (c) an Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which such Administrative Trustee has power and authority to cause the Trust to execute pursuant to Section 2.6.

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SECTION 3.3       DELAWARE TRUSTEE.

                  The initial Delaware Trustee shall be:

                           The Bank of New York (Delaware)
                           White Clay Center, Route 273
                           Newark, Delaware 19711
                           Attention:  Corporate Trust

                  Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Administrative Trustee described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions of the Trust or of the Administrative Trustee (or any Administrative Trustee if there be more than one) except with respect to acts which the Delaware Trustee is expressly obligated or authorized to undertake under this Declaration or the Delaware Business Trust Act and except for the gross negligence or willful misconduct of the Delaware Trustee.

SECTION 3.4       PROPERTY TRUSTEE.

                  Prior to the issuance of the Capital Securities and Common Securities, the Sponsor shall appoint another trustee (the "Property Trustee") meeting the requirements of an eligible trustee of the Trust Indenture Act of 1939, as amended, by the execution of an amendment to or restatement of this Declaration executed by the Administrative Trustee (or the Administrative Trustees, if there be more than one), the Sponsor, the Property Trustee and the Delaware Trustee.

SECTION 3.5       NOT RESPONSIBLE FOR RECITALS OR SUFFICIENCY OF
                  DECLARATION.

                  The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and neither the Administrative Trustee nor the Delaware Trustee assumes any responsibility for their correctness. The Administrative Trustee and the Delaware Trustee make no representations as to the value or condition of the property of the Trust or any part thereof. The Administrative Trustee and the Delaware Trustee make no representations as to the validity or sufficiency of this Declaration.

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SECTION 3.6       COMPENSATION OF ADMINISTRATIVE TRUSTEE AND
                  TRUSTEES.

                  The Sponsor agrees:

                  (a) to pay the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable documented expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith;

                  (c) To the fullest extent possible the parties intend that
         Section 3561 of Title 12 of the Delaware Code shall not apply to the Trust and that compensation paid pursuant to Section 3.6(a) not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code.

                                   ARTICLE IV
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 4.1       EXCULPATION.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions; and

                  (b) an Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable

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         care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.2       FIDUCIARY DUTY.

                  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

                  (b)  unless otherwise expressly provided herein:

                           (i) whenever a conflict of interest exists or arises between Covered Persons; or

                           (ii) whenever this Declaration or any other agreement
                  contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

                  (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                           (i) in its "discretion" or under a grant of similar
                  authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no

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                  duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                           (ii) in its "good faith" or another express standard,
                  the Indemnified person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.3       INDEMNIFICATION.

                  The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless any Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

SECTION 4.4       OUTSIDE BUSINESSES.

                  Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

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                                    ARTICLE V
                     AMENDMENTS, TERMINATING, MISCELLANEOUS

SECTION 5.1       AMENDMENTS.

                  At any time before the issuance of any Securities, this Declaration may be amended or restated by, and only by, a written instrument execute by the Administrative Trustee (or all of the Administrative Trustees, if there be more than one) and the Sponsor, PROVIDED, HOWEVER, that no such amendment shall modify the duties of the Delaware Trustee without the execution by such Delaware Trustee of such amendment or restatement, as the case may be.

SECTION 5.2       TERMINATION OF TRUST.

                  (a) The Trust shall terminate and be of no further force or effect:

                           (i) upon the bankruptcy of the Sponsor;

                           (ii) upon the filing of a Certificate of Dissolution
                  or its equivalent with respect to the Sponsor or the failure of the Sponsor to revive its Charter within ten (10) days following the revocation of the Sponsor's charter or the Trust's Certificate of Trust;

                           (iii) upon the entry of a decree of judicial dissolution of the Sponsor, or the Trust;

                           (iv) before the issuance of any Securities, with the
                  consent of the Administrative Trustee (or all of the Administrative Trustees, if there be more than one) and the Sponsor; and

                  (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), an Administrative Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 5.3       GOVERNING LAW.

                  This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. The provisions of Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

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SECTION 5.4       HEADINGS.

                  Headings contained in this Declaration are inserted for convenience of reference and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5       SUCCESSORS AND ASSIGNS.

                  Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor, the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

SECTION 5.6       PARTIAL ENFORCEABILITY.

                  If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 5.7       COUNTERPARTS.

                  This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the parties hereto to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year above written.

                                     THE BANK OF NEW YORK (DELAWARE),
                                              not in its individual capacity,
                                              but solely as Delaware Trustee

                                     By: /s/ Walter N. Gitlin
                                        --------------------------------------
                                        Name: WALTER N. GITLIN
                                        Title: Authorized Signatory

                                     /s/ Thomas A. Richlovsky
                                     ------------------------------------------
                                     Thomas A. Richlovsky, not in his
                                     --------------------
                                     individual capacity, but solely as
                                     Administrative Trustee

                                     NATIONAL CITY CORPORATION,

                                              as Sponsor

                                     By: /s/ Thomas A. Richlovsky
                                        ---------------------------------------
                                        Name: THOMAS A. RICHLOVSKY
                                        Title: Senior Vice President and
                                                 Treasurer





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